EX-99.23.i


THOMPSON  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON    NEW YORK
 HINE                                                           WASHINGTON, D.C.

                                               February 25,  2004


AmeriPrime Funds
431 North Pennsylvania Street
Indianapolis, IN  46204

      Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 76 to the AmeriPrime Funds' Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 82 to the Registration Statement
(the "Amendment"), and consent to all references to us in the Amendment.

                                                              Very truly yours,


                                                              /s/
                                                              THOMPSON HINE LLP






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